Exhibit 31.2

Certification of the Principal Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a) under the Securities
Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Lennox L. Vernon, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Betawave Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 21, 2009

/s/ Lennox L. Vernon
Lennox L. Vernon
Chief Accounting Officer and Director of Operations
(Principal Financial Officer)